UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2014

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Collaborative Development Program Agreements with Guardian Industries Corp.

On February 6, 2014, we amended two collaborative development program (“CDP”) agreements that we had previously entered into with Guardian Industries Corp. (“Guardian”). We entered into our first CDP agreement with Guardian in February 2010 to collaborate on research and development tasks relating to liquid coatings for flat glass. We entered into our second CDP agreement with Guardian in July 2010 to collaborate on research and development tasks relating to sputtered coatings for flat glass. Prior to this amendment, the agreements were amended effective January 1, 2012 and December 31, 2013 (with each of the liquid coatings and sputtered coatings agreements, including the two amendments, a “CDP Agreement” and collectively, the “CDP Agreements”).

This most recent amendment (“Third Amendment”) is effective as of January 31, 2014, and as amended, the period of development activities under the CDP Agreements will be extended for three (3) years, from January 31, 2014 to January 31, 2017 (“Third Amendment Extension Period”). We also agreed in the Third Amendment to provide Guardian with additional HPC technology and dedicated full-time employees (“Resources”) to support the CDP activities during the Third Amendment Extension Period in exchange for additional monthly fees (“Fees”).

Guardian has agreed under the Third Amendment to continue paying us specified royalties on sales of its products covered by the licenses we granted to Guardian for certain IP arising out of the CDP agreements (the “CDP IP”), and also to pay a mutually agreed volume-based royalty when certain products include multiple elements of CDP IP. We have further agreed to share with Guardian a certain percentage of any royalties we receive from licensing to third parties certain CDP IP developed under the liquid coatings CDP Agreement.

Guardian may request an increase in Resources, and on or after January 31, 2016, Guardian may request a reduction in Resources. Upon the reduction of Resources, the Fees shall be proportionately reduced, but such reduction in Fees must be offset by Guardian’s payment of the royalties owed to us under the CDP Agreements for the licenses granted by us to Guardian for the CDP IP. Otherwise, Guardian must pay to us the difference between the original Fees and the reduced Fees not covered by the royalties owed under the Third Amendment.

The CDP Agreements shall expire on January 31, 2017 unless extended by mutual agreement. Either party may terminate the CDP Agreements upon a material, uncured breach of the other party. Guardian shall also have certain early termination rights for years two and three of the Third Amendment Extension Period, subject to the payment of early termination fees. The licenses to CDP IP and Guardian’s royalty obligations shall survive the termination or expiration of this agreement.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment that will subsequently be filed as an exhibit to our Quarterly Report on Form 10-Q as required by SEC rules.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: February 6, 2014	By:	/s/ DAVID E. LAZOVSKY
David E. Lazovsky
President and Chief Executive Officer